Exhibit 10.5

FORM OF

RREEF AMERICA PROPERTY INCOME TRUST, INC.

2012 INCENTIVE PLAN

FORM OF

RREEF AMERICA PROPERTY INCOME TRUST, INC.

2012 INCENTIVE PLAN

ARTICLE 1	PURPOSE	1
1.1	General	1
ARTICLE 2	DEFINITIONS	1
2.1	Definitions	1
ARTICLE 3	EFFECTIVE TERM OF PLAN	6
3.1	Effective Date	6
3.2	Term of Plan	6
ARTICLE 4	ADMINISTRATION	6
4.1	Committee	6
4.2	Actions and Interpretations by the Board	7
4.3	Authority of the Board	7
ARTICLE 5	SHARES SUBJECT TO THE PLAN	8
5.1	Number of Shares	8
5.2	Share Counting	8
5.3	Stock Distributed	9
ARTICLE 6	ELIGIBILITY	9
6.1	General	9
ARTICLE 7	STOCK OPTIONS	9
7.1	General	9
7.2	Incentive Stock Options	10
ARTICLE 8	STOCK APPRECIATION RIGHTS	10
8.1	Grant of Stock Appreciation Rights	10
ARTICLE 9	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	11
9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	11
9.2	Issuance and Restrictions	11
9.3	Dividends on Restricted Stock	11
9.4	Forfeiture	11
9.5	Delivery of Restricted Stock	11
ARTICLE 10	PERFORMANCE AWARDS	12
10.1	Grant of Performance Awards	12
10.2	Performance Goals	12
ARTICLE 11	QUALIFIED STOCK-BASED AWARDS	12
11.1	Grant of Dividend Equivalents	12
ARTICLE 12	STOCK OR OTHER STOCK-BASED AWARDS	13
12.1	Grant of Stock or Other Stock-Based Awards	13
ARTICLE 13	PROVISIONS APPLICABLE TO AWARDS	13
13.1	Award Certificates	13
13.2	Form of Payment of Awards	13
13.3	Limits on Transfer	13
13.4	Beneficiaries	13
13.5	Stock Trading Restrictions	14
13.6	Acceleration for Any Reason	14
13.7	Forfeiture Events	14
13.8	Substitute Awards	14

ARTICLE 14	CHANGES IN CAPITAL STRUCTURE	14
14.1	Mandatory Adjustments	14
14.2	Discretionary Adjustments	15
14.3	General	15
ARTICLE 15	AMENDMENT, MODIFICATION AND TERMINATION	15
16.1	Amendment, Modification and Termination	15
15.2	Awards Previously Granted	15
15.3	Compliance Amendments	16
ARTICLE 16	GENERAL PROVISIONS	16
16.1	Rights of Participants	16
16.2	Withholding	17
16.3	Special Provisions Related to Section 409A of the Code	17
16.4	Unfunded Status of Awards	18
16.5	Relationship to Other Benefits	19
16.6	Expenses	19
16.7	Titles and Headings	19
16.8	Gender and Number	19
16.9	Fractional Shares	19
16.10	Government and Other Regulations	19
16.11	Governing Law	20
16.12	Severability	20
16.13	No Limitations on Rights of Company	20

RREEF AMERICA PROPERTY INCOME TRUST, INC.

2012 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the RREEF America Property Income Trust, Inc. 2012 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of RREEF America Property Income Trust, Inc. (the “Company”), by linking the personal interests of employees (to the extent the Company hires any employees), officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Board.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Board prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Board may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Maryland law. The determination of the Board as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

(h) “Charter” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(j) “Committee” means the committee of the Board described in Article 4.

(k) “Company” means RREEF America Property Income Trust, Inc., a Maryland corporation, or any successor corporation.

(l) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Board as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Board at its discretion, and any determination by the Board shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Section 409A of the Code, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Board so provides) at a future time as determined by the Board, or as determined by the Participant within guidelines established by the Board in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Board and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be (a) equal to the Company’s net asset value per Share for so long as the Company is conducting a public offering of its Stock at a sales price that is equal to the Company’s net asset value per Share, or (b) determined by such other method as the Board determines in good faith to be reasonable and in compliance with Section 409A of the Code.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Board, settled in cash valued by reference to Stock value).

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Non-Employee Director” means a director of the Company who meets the requirements set forth for an “independent director” in the Charter.

(x) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(cc) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(dd) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ee) “Plan” means the RREEF America Property Income Trust, Inc. 2012 Incentive Plan, as amended from time to time.

(ff) “Public Offering” means a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

(gg) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(hh) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Board so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 14.

(jj) “Stock” means (i) the $0.01 par value Class A common stock of the Company, (ii) the $0.01 par value Class B common stock of the Company, and (iii) such other securities of the Company as may be substituted for either such class of Stock pursuant to Section 14.1.

(kk) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(ll) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(mm) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(nn) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by the Board or, at the discretion of the Board from time to time, the Plan may be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors). It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the 1934 Act and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as a non-employee director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may delegate any or all of its authority and responsibility under the Plan to the Committee to act as administrator of the Plan for any and all purposes. To the extent the Board has delegated any authority and responsibility or during any time that the Committee is acting as administrator of the Plan, the Committee and its members shall have all the powers and protections of the Board hereunder, and any reference herein to the Board (other than in this Section 4.1) shall include the Committee. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE BOARD. For purposes of administering the Plan, the Board may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Board may deem appropriate. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Board’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Board with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF THE BOARD. Except as provided in Section 4.1 hereof, the Board has the exclusive power, authority and discretion to:

(a) grant Awards;

(b) designate Participants;

(c) determine the type or types of Awards to be granted to each Participant;

(d) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) determine the terms and conditions of any Award granted under the Plan;

(f) prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) decide all other matters that must be determined in connection with an Award;

(h) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan;

(j) amend the Plan or any Award Certificate as provided herein; and

(k) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 300,000 (comprised solely of Shares of Class B Stock); provided, however, that no Awards shall be granted under the Plan on any date on which the aggregate number of Shares subject to Awards previously issued under the Plan, together with the proposed Awards to be granted on such date, shall exceed two percent (2%) of the Company’s total outstanding Shares on such date. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 300,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 13.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E).

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Board may grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Board, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.8) shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c) PAYMENT. The Board shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Board at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(d) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(f) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of Shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Board may grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) the Fair Market Value of one Share on the date of exercise; over

(2) the base price of the SAR as determined by the Board and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(c) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(d) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

(e) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Board at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Board may make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Board. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Board determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Board may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).

9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Board, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Board may grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Board. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Board shall have the complete discretion to determine the number of Performance Awards granted to each Participant, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Board, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Board may establish performance goals for Performance Awards which may be based on any criteria selected by the Board. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Board may modify such performance goals in whole or in part, as the Board deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Board may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Board.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. The Board may grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Board. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Board. The Board may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Board, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Board may, subject to limitations under applicable law, grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Board to be consistent with the purposes of the Plan, including without limitation membership interests in a Subsidiary or operating partnership, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Board shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.

13.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Board, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Board shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Board deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Board.

13.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Board may (but need not) permit other transfers (other than transfers for value) where the Board concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4. BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Board.

13.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6. ACCELERATION FOR ANY REASON. The Board may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Board may, in its sole discretion, declare. The Board may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.6. Notwithstanding anything in the Plan, including this Section 13.6, the Board may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

13.7. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Board may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

13.8. SUBSTITUTE AWARDS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Board may direct that the substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Board shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Board may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Board determines to be equitable. Notwithstanding the foregoing, the Board shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Board, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Board may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 14.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Board is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Board selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Board establishes. All such elections shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Board or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Board under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Board shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Board’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.

16.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Board so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Board may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Board pursuant to the provisions of the Plan.

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The foregoing is hereby acknowledged as being the RREEF America Property Income Trust, Inc. 2012 Incentive Plan as adopted by the Board on                     , 2012, and by the stockholder on                     , 2012.

RREEF AMERICA PROPERTY INCOME TRUST, INC.

By:

Its: